Exhibit 99.2

AMERICAN HOMES 4 RENT

FOURTH QUARTER 2020

Earnings Release and Supplemental Information Package

★★★★★

American Homes 4 Rent

2

American Homes 4 Rent
Earnings Press Release
American Homes 4 Rent Reports Fourth Quarter and Full Year 2020 Financial and Operating Results
CALABASAS, Calif., Feb. 25, 2021—American Homes 4 Rent (NYSE: AMH) (the “Company”), a leading provider of high-quality single-family homes for rent, today announced its financial and operating results for the quarter and full year ended December 31, 2020.
Highlights
•Total revenues increased 5.4% to $299.3 million for the fourth quarter of 2020 from $284.0 million for the fourth quarter of 2019.
•Net income attributable to common shareholders totaled $27.1 million, or $0.09 per diluted share, for the fourth quarter of 2020, compared to $23.6 million, or $0.08 per diluted share, for the fourth quarter of 2019.
•Core Funds from Operations (“Core FFO”) attributable to common share and unit holders increased 7.3% to $0.31 per FFO share and unit for the fourth quarter of 2020 from $0.29 per FFO share and unit for the fourth quarter of 2019 and Adjusted Funds from Operations (“Adjusted FFO”) attributable to common share and unit holders increased 7.9% to $0.28 per FFO share and unit for the fourth quarter of 2020 from $0.26 per FFO share and unit for the fourth quarter of 2019.
•Core Net Operating Income (“Core NOI”) from Same-Home properties increased by 3.2% year-over-year for the fourth quarter of 2020.
•Record demand drove all-time high leasing results with Same-Home portfolio Average Occupied Days Percentage of 97.3% in the fourth quarter of 2020, while achieving 7.6% rental rate growth on new leases.
•Doubled common share dividend to $0.10 in the first quarter of 2021, the first increase since distribution initiation in 2013.

“American Homes 4 Rent closed out 2020 with record breaking results, generating over 7% year-over-year growth in fourth quarter Core FFO per share and unit,” stated David Singelyn, American Homes 4 Rent’s Chief Executive Officer. “I am incredibly proud of our team’s dedication and performance this year, which has provided us with unprecedented momentum as we enter 2021. Our differentiated strategy which combines a best-in-class operating platform, the nation’s leading single-family rental home builder and an investment grade balance sheet truly sets us apart, as demonstrated by our accelerating 2021 Core FFO growth expectation of nearly 8%. And when coupled with our growing dividend, which we are doubling in the first quarter of 2021, we believe we are positioned to continue producing outsized total shareholder returns for years to come.”
Fourth Quarter 2020 Financial Results
Net income attributable to common shareholders totaled $27.1 million, or $0.09 per diluted share, for the fourth quarter of 2020, compared to $23.6 million, or $0.08 per diluted share, for the fourth quarter of 2019. This improvement was primarily attributable to growth in the Company’s portfolio and higher occupancy, as well as higher rental rates, offset in part by increased uncollectible rents and tenant utility reimbursements related to the COVID-19 pandemic.
Total revenues increased 5.4% to $299.3 million for the fourth quarter of 2020 from $284.0 million for the fourth quarter of 2019. Revenue growth was driven by an increase in our average occupied portfolio which grew to 51,181 homes for the fourth quarter of 2020, compared to 48,818 homes for the fourth quarter of 2019, as well as higher rental rates, partially offset by an increase in uncollectible rents and tenant utility reimbursements related to the COVID-19 pandemic.
Core NOI from our total portfolio increased 7.1% to $168.4 million for the fourth quarter of 2020, compared to $157.2 million for the fourth quarter of 2019. This growth was driven by a 6.5% increase in core revenues resulting from a larger

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	3

American Homes 4 Rent
Earnings Press Release (continued)
number of occupied properties and higher rental rates, partially offset by an increase in uncollectible rents related to the COVID-19 pandemic and a 5.4% increase in core property operating expenses.
For the Company’s Same-Home portfolio, rents from single-family properties increased 4.8% to $220.9 million for the fourth quarter of 2020, compared to $210.8 million for the fourth quarter of 2019, which was driven by a 2.6% increase in Average Monthly Realized Rent per property and a 210 basis point increase in Average Occupied Days Percentage. This growth was (i) further benefited by 30 basis points of contribution from higher fees and (ii) partially offset by 160 basis points of drag from increased uncollectible rents related to the COVID-19 pandemic, which resulted in 3.5% growth in core revenues from Same-Home properties. Core property operating expenses from Same-Home properties increased 4.2% to $77.5 million for the fourth quarter of 2020, compared to $74.4 million for the fourth quarter of 2019. As a result, Core NOI from Same-Home properties increased 3.2% to $141.8 million for the fourth quarter of 2020, compared to $137.4 million for the fourth quarter of 2019.
Core FFO attributable to common share and unit holders was $113.6 million, or $0.31 per FFO share and unit, for the fourth quarter of 2020, compared to $101.4 million, or $0.29 per FFO share and unit, for the fourth quarter of 2019. Adjusted FFO attributable to common share and unit holders was $102.8 million, or $0.28 per FFO share and unit, for the fourth quarter of 2020, compared to $91.2 million, or $0.26 per FFO share and unit, for the fourth quarter of 2019. These improvements were primarily attributable to growth in the Company’s portfolio and a larger number of occupied properties as well as higher rental rates, partially offset by $3.8 million of negative financial impacts associated with the COVID-19 pandemic including $3.6 million of increased uncollectible rents and $0.2 million of increased uncollectible tenant utility reimbursements.
Full Year 2020 Financial Results
Net income attributable to common shareholders totaled $85.2 million, or $0.28 per diluted share, for the year ended December 31, 2020, compared to $85.9 million, or $0.29 per diluted share, for the year ended December 31, 2019. This decrease was primarily attributable to increased uncollectible rents and tenant utility reimbursements related to the COVID-19 pandemic as well as a noncash write-down included in other expenses associated with the liquidation of legacy joint ventures, which were acquired as part of the American Residential Properties, Inc. merger in February 2016. This decrease was offset in part by growth in the Company’s portfolio and higher occupancy, as well as higher rental rates. On a per diluted share basis, the decrease was also attributable to an increase in weighted-average common shares outstanding primarily as a result of our common equity offering in the third quarter of 2020.
Total revenues increased 3.5% to $1.18 billion for the year ended December 31, 2020 from $1.14 billion for the year ended December 31, 2019. Revenue growth was driven by an increase in our average occupied portfolio which grew to 50,065 homes for the year ended December 31, 2020, compared to 48,687 homes for the year ended December 31, 2019, as well as higher rental rates, partially offset by an increase in uncollectible rents and tenant utility reimbursements related to the COVID-19 pandemic.
Core NOI from our total portfolio increased 3.5% to $634.1 million for the year ended December 31, 2020, compared to $612.7 million for the year ended December 31, 2019. This growth was driven by a 4.1% increase in core revenues resulting from a larger number of occupied properties and higher rental rates, partially offset by an increase in uncollectible rents related to the COVID-19 pandemic and a 5.0% increase in core property operating expenses.
For the Company’s Same-Home portfolio, rents from single-family properties increased 4.0% to $867.4 million for the year ended December 31, 2020, compared to $834.3 million for the year ended December 31, 2019, which was driven by a 3.0% increase in Average Monthly Realized Rent per property and a 90 basis point increase in Average Occupied Days Percentage. This growth was (i) further benefited by 10 basis points of contribution from higher fees and (ii) partially offset by 130 basis

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	4

American Homes 4 Rent
Earnings Press Release (continued)
points of drag from increased uncollectible rents related to the COVID-19 pandemic, which resulted in 2.8% growth in core revenues from Same-Home properties. Core property operating expenses from Same-Home properties increased 4.3% to $315.9 million for the year ended December 31, 2020, compared to $302.9 million for the year ended December 31, 2019. As a result, Core NOI from Same-Home properties increased 2.0% to $546.1 million for the year ended December 31, 2020, compared to $535.6 million for the year ended December 31, 2019.
Core FFO attributable to common share and unit holders was $417.6 million, or $1.16 per FFO share and unit, for the year ended December 31, 2020, compared to $392.8 million, or $1.11 per FFO share and unit, for the year ended December 31, 2019. Adjusted FFO attributable to common share and unit holders was $367.5 million, or $1.02 per FFO share and unit, for the year ended December 31, 2020, compared to $348.7 million, or $0.99 per FFO share and unit, for the year ended December 31, 2019. These improvements were primarily attributable to growth in the Company’s portfolio and a larger number of occupied properties as well as higher rental rates, partially offset by the negative financial impacts associated with the COVID-19 pandemic that relate to (i) the Company’s socially responsible decisions between April and July 2020 to waive month-to-month lease premiums and offer zero percent increases on newly signed renewal leases, (ii) waived late fees between April and July 2020, and (iii) $16.1 million of other negative financial impacts associated with the COVID-19 pandemic including $12.8 million of increased uncollectible rents, $2.8 million of increased uncollectible tenant utility reimbursements and $0.5 million of increased costs associated with enhanced cleaning and safety protocols. Additionally, due primarily to abnormally high home system usage during stay-at-home orders, we incurred approximately $3.4 million of incremental capital expenditures within Adjusted FFO attributable to common share and unit holders that primarily related to HVAC and home system replacements during the year ended December 31, 2020.
Collections Update
Collections continue to remain resilient throughout the pandemic. We have now received 96.7% of fourth quarter 2020 rental billings, which is consistent with pandemic payment histories within the same time frame. Additionally, collections of January 2021 rental billings continue to remain consistent with pandemic payment histories within the same time frame. Collections are reported without application of any existing resident security deposits or adjustment for deferred payment plans.
Portfolio
As of December 31, 2020, the Company had an occupancy percentage of 97.0%, compared to 97.5% as of September 30, 2020. The occupancy percentage on Same-Home properties was 97.6% as of December 31, 2020, compared to 97.8% as of September 30, 2020.
Investments
As of December 31, 2020, the Company’s wholly-owned portfolio consisted of 53,584 homes, compared to 53,229 homes as of September 30, 2020, an increase of 355 homes during the fourth quarter of 2020, which included 216 newly constructed properties delivered through our AMH Development Program and 347 homes acquired through our National Builder Program and traditional acquisition channel, partially offset by 188 homes sold and 20 homes contributed to unconsolidated joint ventures. As of December 31, 2020, the Company had 711 properties held for sale, compared to 813 properties as of September 30, 2020. Also, as of December 31, 2020, the Company had an additional 1,293 properties held in unconsolidated joint ventures, representing a net increase of 162 properties, compared to 1,131 properties held in unconsolidated joint ventures as of September 30, 2020.

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	5

American Homes 4 Rent
Earnings Press Release (continued)
Capital Activities, Balance Sheet and Liquidity
As of December 31, 2020, the Company had cash and cash equivalents of $137.1 million and had total outstanding debt of $2.8 billion, excluding unamortized discounts and unamortized deferred financing costs, with a weighted-average interest rate of 4.4% and a weighted-average term to maturity of 12.1 years. The Company had no outstanding borrowings on its $800.0 million revolving credit facility at the end of the quarter. Additionally, the Company has no debt maturities, other than recurring principal amortization, until 2024. During the fourth quarter of 2020, the Company generated $84.3 million of Retained Cash Flow and sold 188 properties generating $44.5 million of net proceeds.
2021 Guidance
The Company is providing initial 2021 guidance based on its current and expected views of the single-family rental market and general economic conditions. However, the extent to which the pandemic may continue to impact us and our residents will continue to depend on future developments. These include resurgences, impact of government regulations, the speed and effectiveness of vaccine distribution and the direct and indirect economic effects of the pandemic and containment measures, among others. We will continue to monitor these events which may result in future revisions to our guidance estimates.
Guidance Summary

Full Year 2021
Core FFO attributable to common share and unit holders	$1.22 - $1.28
Core FFO attributable to common share and unit holders growth	5.2% - 10.3%

Same-Home
Core revenues growth (1)	3.25% - 4.75%
Core property operating expenses growth (2)	4.00% - 5.50%
Core NOI growth	2.75% - 4.25%
(1)Includes full year bad debt assumption of 2.5% - 3.0% of rents from single-family properties, which contemplates potential uncertainties associated with ongoing COVID-19 impacts to macro-economic and regulatory environments.
(2)Comprised of expected property tax growth of 4.0% - 5.0% and all other operating expenses growth, excluding property taxes, of 4.5% - 5.5%.
Reconciliation of Core FFO attributable to common share and unit holders from 2020 to 2021 Guidance Midpoint

Per FFO Share and Unit
2020 Core FFO attributable to common share and unit holders	$1.16

Same-Home Core NOI	0.06
Non-Same-Home Core NOI (1)	0.06
General and administrative expense	(0.01)
Financing costs (share count and interest)	(0.02)

2021 Core FFO attributable to common share and unit holders - Guidance Midpoint	$1.25
2021 Core FFO attributable to common share and unit holders growth - Guidance Midpoint	7.8%
(1)Core FFO growth from Non-Same-Home Core NOI includes (i) contribution from existing properties not included in the Company’s 2021 Same-Home portfolio, including 2020 additions, and (ii) contribution from 2021 wholly-owned portfolio additions that we expect to range between 2,500 and 2,900 properties, with an investment between $700.0 million and $900.0 million. In addition, we expect to invest (i) $250.0 million to $350.0 million of gross joint venture capital that includes 700 to 800 property deliveries and investment into the joint venture land and development pipeline and (ii) $250.0 million to $350.0 million into our wholly-owned land and development pipeline.
Note: The Company does not provide guidance for the most comparable GAAP financial measures of net income or loss, total revenues and property operating expenses, or a reconciliation of the above-listed forward-looking non-GAAP financial

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	6

American Homes 4 Rent
Earnings Press Release (continued)
measures to the comparable GAAP financial measures because we are unable to reasonably predict certain items contained in the GAAP measures, including non-recurring and infrequent items that are not indicative of the Company’s ongoing operations. Such items include, but are not limited to, net gain or loss on sales and impairment of single-family properties, casualty loss, Non-Same-Home revenues and Non-Same-Home property operating expenses. These items are uncertain, depend on various factors and could have a material impact on our GAAP results for the guidance period.
Additional Information
A copy of the Company’s Fourth Quarter 2020 Earnings Release and Supplemental Information Package and this press release are available on our website at www.americanhomes4rent.com. This information has also been furnished to the SEC in a current report on Form 8-K.
Conference Call
A conference call is scheduled on Friday, February 26, 2021 at 11:00 a.m. Eastern Time to discuss the Company’s financial results for the quarter and full year ended December 31, 2020, and to provide an update on its business. The domestic dial-in number is (877) 451-6152 (U.S. and Canada) and the international dial-in number is (201) 389-0879 (passcode not required). A simultaneous audio webcast may be accessed by using the link at www.americanhomes4rent.com, under “For Investors.” A replay of the conference call may be accessed through Friday, March 12, 2021 by calling (844) 512-2921 (U.S. and Canada) or (412) 317-6671 (international), replay passcode number 13715263#, or by using the link at www.americanhomes4rent.com, under “For Investors.”
About American Homes 4 Rent
American Homes 4 Rent (NYSE: AMH) is a leader in the single-family home rental industry and “American Homes 4 Rent” is fast becoming a nationally recognized brand for rental homes, known for high-quality, good value and tenant satisfaction. We are an internally managed Maryland real estate investment trust, or REIT, focused on acquiring, developing, renovating, leasing, and operating attractive, single-family homes as rental properties. As of December 31, 2020, we owned 53,584 single-family properties in selected submarkets in 22 states.
Forward-Looking Statements
This press release and the accompanying Supplemental Information Package contain “forward-looking statements.” These forward-looking statements relate to beliefs, expectations or intentions and similar statements concerning matters that are not of historical fact and are generally accompanied by words such as “estimate,” “project,” “predict,” “believe,” “expect,” “anticipate,” “intend,” “potential,” “plan,” “goal,” “outlook,” “guidance” or other words that convey the uncertainty of future events or outcomes. Examples of forward-looking statements contained in this press release include, among others, our 2021 Guidance, our expectations with respect to the impacts of the COVID-19 pandemic, our belief that our acquisition and homebuilding programs will result in continued growth and the estimated timing of our development deliveries set forth in the Supplemental Information Package. The Company has based these forward-looking statements on its current expectations and assumptions about future events. While the Company’s management considers these expectations to be reasonable, they are inherently subject to risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond the Company’s control and could cause actual results to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company undertakes no obligation to update any forward-looking statements to conform to actual results or changes in its expectations, unless required by

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	7

American Homes 4 Rent
Earnings Press Release (continued)
applicable law. Currently, one of the most significant factors that could cause actual outcomes to differ materially from our forward-looking statements is the adverse effect of the COVID-19 pandemic on the financial condition, operating results and cash flows of the Company, our tenants, the real estate market, the global economy and the financial markets. The extent to which the COVID-19 pandemic continues to impact us and our tenants will depend on future developments, which are highly uncertain and cannot be predicted with confidence, including the scope, severity and duration of the pandemic, including resurgences, impact of government regulations, the speed and effectiveness of vaccine distribution and the direct and indirect economic effects of the pandemic and containment measures, among others. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the business of the Company in general, see the “Risk Factors” disclosed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 and in the Company’s subsequent filings with the SEC.

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	8

American Homes 4 Rent
Fact Sheet
(Amounts in thousands, except per share and property data)
(Unaudited)

	For the Three Months Ended Dec 31,		For the Years Ended Dec 31,
	2020	2019	2020	2019
Operating Data
Net income attributable to common shareholders	$27,081	$23,590	$85,246	$85,911
Core revenues	$261,121	$245,175	$1,011,707	$972,286
Core NOI	$168,429	$157,208	$634,100	$612,717
Core NOI margin	64.5%	64.1%	62.7%	63.0%
Platform Efficiency Percentage	12.9%	13.1%	12.9%	12.8%
Fully Adjusted EBITDAre	$147,529	$138,154	$548,688	$538,853
Fully Adjusted EBITDAre Margin	55.8%	55.6%	53.6%	54.7%
Per FFO share and unit:
FFO attributable to common share and unit holders	$0.29	$0.28	$1.11	$1.09
Core FFO attributable to common share and unit holders	$0.31	$0.29	$1.16	$1.11
Adjusted FFO attributable to common share and unit holders	$0.28	$0.26	$1.02	$0.99

	Dec 31, 2020	Sep 30, 2020	Jun 30, 2020	Mar 31, 2020	Dec 31, 2019
Selected Balance Sheet Information - end of period
Single-family properties in operation, net	$8,245,388	$8,158,937	$8,096,223	$8,067,375	$7,986,276
Total assets	$9,593,625	$9,600,363	$9,271,774	$9,201,365	$9,100,109
Outstanding borrowings under revolving credit facility	$—	$—	$130,000	$105,000	$—
Total Debt	$2,848,492	$2,853,883	$2,989,230	$2,970,558	$2,870,993
Total Market Capitalization	$14,783,745	$14,226,536	$13,373,387	$12,043,390	$13,000,836
Total Debt to Total Market Capitalization	19.3%	20.1%	22.4%	24.7%	22.1%
Net Debt to Adjusted EBITDAre	4.4 x	4.2 x	5.0 x	4.9 x	4.7 x
NYSE AMH Class A common share closing price	$30.00	$28.48	$26.90	$23.20	$26.21

Portfolio Data - end of period
Occupied single-family properties	51,271	51,090	50,170	49,029	48,767
Single-family properties recently acquired or developed	233	82	120	499	335
Single-family properties in turnover process	977	893	1,189	1,817	1,934
Single-family properties leased, not yet occupied	392	351	573	471	329
Total single-family properties, excluding properties held for sale	52,873	52,416	52,052	51,816	51,365
Single-family properties held for sale	711	813	948	960	1,187
Total single-family properties	53,584	53,229	53,000	52,776	52,552
Total occupancy percentage (1)	97.0%	97.5%	96.4%	94.6%	94.9%
Total Average Occupied Days Percentage	97.2%	96.9%	95.1%	94.7%	95.0%
Same-Home occupancy percentage (44,663 properties)	97.6%	97.8%	96.9%	96.0%	96.0%
Same-Home Average Occupied Days Percentage (44,663 properties)	97.3%	96.9%	95.6%	95.3%	95.2%

Other Data
Distributions declared per common share	$0.05	$0.05	$0.05	$0.05	$0.05
Distributions declared per Series D perpetual preferred share	$0.41	$0.41	$0.41	$0.41	$0.41
Distributions declared per Series E perpetual preferred share	$0.40	$0.40	$0.40	$0.40	$0.40
Distributions declared per Series F perpetual preferred share	$0.37	$0.37	$0.37	$0.37	$0.37
Distributions declared per Series G perpetual preferred share	$0.37	$0.37	$0.37	$0.37	$0.37
Distributions declared per Series H perpetual preferred share	$0.39	$0.39	$0.39	$0.39	$0.39
(1)Occupancy percentage is calculated based on total single-family properties, excluding properties held for sale.

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	9

American Homes 4 Rent
Consolidated Statements of Operations
(Amounts in thousands, except share and per share data)

	For the Three Months Ended Dec 31,		For the Years Ended Dec 31,
	2020	2019	2020	2019
	(Unaudited)	(Unaudited)	(Unaudited)
Revenues:
Rents and other single-family property revenues	$296,551	$281,465	$1,172,514	$1,132,137
Other	2,784	2,545	10,322	11,241
Total revenues	299,335	284,010	1,182,836	1,143,378

Expenses:
Property operating expenses	106,160	102,788	450,267	433,854
Property management expenses	22,380	21,822	89,892	86,908
General and administrative expense	13,188	12,178	48,517	43,206
Interest expense	28,498	31,163	117,038	127,114
Acquisition and other transaction costs	3,579	769	9,298	3,224
Depreciation and amortization	88,500	83,219	343,153	329,293
Other	2,044	1,585	14,036	6,733
Total expenses	264,349	253,524	1,072,201	1,030,332

Gain on sale of single-family properties and other, net	10,356	10,978	44,194	43,873
Loss on early extinguishment of debt	—	—	—	(659)

Net income	45,342	41,464	154,829	156,260

Noncontrolling interest	4,479	4,092	14,455	15,221
Dividends on preferred shares	13,782	13,782	55,128	55,128

Net income attributable to common shareholders	$27,081	$23,590	$85,246	$85,911

Weighted-average common shares outstanding:
Basic	316,424,015	300,724,761	306,613,197	299,415,397
Diluted	316,884,567	301,213,621	307,074,747	299,918,966

Net income attributable to common shareholders per share:
Basic	$0.09	$0.08	$0.28	$0.29
Diluted	$0.09	$0.08	$0.28	$0.29

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	10

American Homes 4 Rent
Funds from Operations
(Amounts in thousands, except share and per share data)
(Unaudited)

	For the Three Months Ended Dec 31,		For the Years Ended Dec 31,
	2020	2019	2020	2019
Net income attributable to common shareholders	$27,081	$23,590	$85,246	$85,911
Adjustments:
Noncontrolling interests in the Operating Partnership	4,479	4,092	14,455	15,221
Net (gain) on sale / impairment of single-family properties and other	(10,206)	(10,398)	(38,107)	(40,210)
Adjustments for unconsolidated joint ventures	333	821	1,352	1,797
Depreciation and amortization	88,500	83,219	343,153	329,293
Less: depreciation and amortization of non-real estate assets	(2,464)	(2,031)	(9,016)	(7,933)
FFO attributable to common share and unit holders	$107,723	$99,293	$397,083	$384,079
Adjustments:
Acquisition, other transaction costs and other (1)	3,579	769	12,223	3,224
Noncash share-based compensation - general and administrative	1,832	946	6,573	3,466
Noncash share-based compensation - property management	418	353	1,745	1,342
Loss on early extinguishment of debt	—	—	—	659
Core FFO attributable to common share and unit holders (2)	$113,552	$101,361	$417,624	$392,770
Recurring Capital Expenditures	(9,756)	(9,332)	(46,048)	(39,997)
Leasing costs	(1,011)	(851)	(4,070)	(4,095)
Adjusted FFO attributable to common share and unit holders (2)	$102,785	$91,178	$367,506	$348,678

Per FFO share and unit:
FFO attributable to common share and unit holders	$0.29	$0.28	$1.11	$1.09
Core FFO attributable to common share and unit holders (2)	$0.31	$0.29	$1.16	$1.11
Adjusted FFO attributable to common share and unit holders (2)	$0.28	$0.26	$1.02	$0.99

Weighted-average FFO shares and units:
Common shares outstanding	316,424,015	300,724,761	306,613,197	299,415,397
Share-based compensation plan (3)	764,198	708,131	724,523	686,050
Operating partnership units	51,880,241	52,026,980	51,990,094	53,045,004
Total weighted-average FFO shares and units	369,068,454	353,459,872	359,327,814	353,146,451
(1)Included in acquisition, other transaction costs and other is a net $2.9 million nonrecurring expense related to a legal matter involving a former employee during the year ended December 31, 2020.
(2)Core FFO and Adjusted FFO attributable to common share and unit holders include negative financial impacts associated with the COVID-19 pandemic that relate to (i) the Company’s socially responsible decisions between April and July 2020 to waive month-to-month lease premiums and offer zero percent increases on newly signed renewal leases, (ii) waived late fees between April and July 2020, and (iii) $3.8 million and $16.1 million of other negative financial impacts from the COVID-19 pandemic including $3.6 million and $12.8 million of increased uncollectible rents and $0.2 million and $2.8 million of increased uncollectible tenant utility reimbursements during the three months and year ended December 31, 2020, respectively. Also included is $0.5 million of increased costs associated with enhanced cleaning and safety protocols during the year ended December 31, 2020. Additionally, due primarily to abnormally high home system usage during stay-at-home orders, we incurred approximately $3.4 million of incremental capital expenditures within Adjusted FFO attributable to common share and unit holders that primarily related to HVAC and home system replacements during the year ended December 31, 2020.
(3)Reflects the effect of potentially dilutive securities issuable upon the assumed vesting/exercise of restricted stock units and stock options.

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	11

American Homes 4 Rent
Core Net Operating Income – Total Portfolio
(Amounts in thousands)
(Unaudited)

	For the Three Months Ended Dec 31,		For the Years Ended Dec 31,
	2020	2019	2020	2019
Rents from single-family properties (1)	$262,972	$244,201	$1,017,822	$967,409
Fees from single-family properties (1)	4,688	3,672	16,351	13,835
Bad debt (2)	(6,539)	(2,698)	(22,466)	(8,958)
Core revenues	261,121	245,175	1,011,707	972,286

Property tax expense	44,682	43,156	180,140	172,782
HOA fees, net (3)	5,095	4,532	19,654	20,468
R&M and turnover costs, net (3)(4)	18,985	17,932	83,136	77,094
Insurance	2,492	2,275	9,692	9,023
Property management expenses, net (5)	21,438	20,072	84,985	80,202
Core property operating expenses	92,692	87,967	377,607	359,569

Core NOI	$168,429	$157,208	$634,100	$612,717
Core NOI margin	64.5%	64.1%	62.7%	63.0%

	For the Three Months Ended Dec 31, 2020
	Same-Home Properties	Stabilized Properties	Non-Stabilized Properties (6)	Held for Sale Properties	Total Single-Family Properties
Property count	44,663	5,399	2,811	711	53,584
Average Occupied Days Percentage	97.3%	98.4%	91.2%	80.5%	97.0%

Rents from single-family properties	$220,913	$28,260	$10,638	$3,161	$262,972
Fees from single-family properties	3,858	500	301	29	4,688
Bad debt (2)	(5,517)	(540)	(273)	(209)	(6,539)
Core revenues	219,254	28,220	10,666	2,981	261,121

Property tax expense	37,942	3,902	1,808	1,030	44,682
HOA fees, net (3)	4,242	482	286	85	5,095
R&M and turnover costs, net (3)(4)	15,876	1,415	1,158	536	18,985
Insurance	2,021	309	112	50	2,492
Property management expenses, net (5)	17,385	2,329	1,366	358	21,438
Core property operating expenses	77,466	8,437	4,730	2,059	92,692

Core NOI	$141,788	$19,783	$5,936	$922	$168,429
Core NOI margin	64.7%	70.1%	55.7%	30.9%	64.5%
(1)As a result of the COVID-19 pandemic, rents from single-family properties were impacted by the Company’s socially responsible decisions between April and July 2020 to waive month-to-month lease premiums and offer zero percent increases on newly signed renewal leases. Fees from single-family properties were also impacted as the Company waived late fees between April and July 2020.
(2)Includes increased uncollectible rents related to the COVID-19 pandemic of $3.6 million and $3.2 million for the total portfolio and Same-Home portfolio, respectively, during the three months ended December 31, 2020 and $12.8 million and $11.1 million for the total portfolio and Same-Home portfolio, respectively, during the year ended December 31, 2020.
(3)Presented net of tenant charge-backs.
(4)Includes increased uncollectible tenant utility reimbursements of $0.2 million and $0.2 million for the total portfolio and Same-Home portfolio, respectively, during the three months ended December 31, 2020 and $2.8 million and $2.6 million for the total portfolio and Same-Home portfolio, respectively, during the year ended December 31, 2020. Also includes costs associated with enhanced cleaning and safety protocols related to the COVID-19 pandemic of $0.5 million and $0.4 million for the total portfolio and Same-Home portfolio, respectively, during the year ended December 31, 2020.
(5)Presented net of tenant charge-backs and excludes noncash share-based compensation expense related to centralized and field property management employees.
(6)Includes 704 newly acquired properties that do not meet the definition of Stabilized Property at the start of the quarter and 2,107 legacy-tenant properties which have not experienced tenant turnover under our ownership (the majority of which were acquired through bulk acquisitions, such as the ARPI merger) or properties currently out of service due to a casualty loss.

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	12

American Homes 4 Rent
Same-Home Results – Quarterly and Full Year Comparisons
(Amounts in thousands, except property and per property data)
(Unaudited)

	For the Three Months Ended Dec 31,			For the Years Ended Dec 31,
	2020	2019	Change	2020	2019	Change
Number of Same-Home properties	44,663	44,663		44,663	44,663
Occupancy percentage as of period end	97.6%	96.0%	1.6%	97.6%	96.0%	1.6%
Average Occupied Days Percentage	97.3%	95.2%	2.1%	96.3%	95.4%	0.9%
Average Monthly Realized Rent per property	$1,694	$1,651	2.6%	$1,680	$1,631	3.0%
Turnover Rate	6.8%	7.3%	(0.5)%	33.1%	36.9%	(3.8)%

Core NOI:
Rents from single-family properties (1)	$220,913	$210,809	4.8%	$867,380	$834,267	4.0%
Fees from single-family properties (1)	3,858	3,104	24.3%	13,350	11,579	15.3%
Bad debt (2)	(5,517)	(2,125)	159.6%	(18,709)	(7,306)	156.1%
Core revenues	219,254	211,788	3.5%	862,021	838,540	2.8%

Property tax expense	37,942	36,837	3.0%	152,703	145,946	4.6%
HOA fees, net (3)	4,242	3,834	10.6%	16,264	17,232	(5.6)%
R&M and turnover costs, net (3)(4)	15,876	14,866	6.8%	69,429	64,481	7.7%
Insurance	2,021	1,908	5.9%	7,977	7,576	5.3%
Property management expenses, net (5)	17,385	16,914	2.8%	69,500	67,707	2.6%
Core property operating expenses	77,466	74,359	4.2%	315,873	302,942	4.3%

Core NOI	$141,788	$137,429	3.2%	$546,148	$535,598	2.0%
Core NOI margin	64.7%	64.9%		63.4%	63.9%

Recurring Capital Expenditures (6)	8,334	7,821	6.6%	39,763	34,464	15.4%
Core NOI After Capital Expenditures	$133,454	$129,608	3.0%	$506,385	$501,134	1.0%

Property Enhancing Capex	$13,020	$5,629		$44,376	$19,826

Per property:
Average Recurring Capital Expenditures	$187	$175	6.6%	$890	$772	15.4%
Average R&M and turnover costs, net, plus Recurring Capital Expenditures	$542	$508	6.7%	$2,445	$2,216	10.3%
(1)As a result of the COVID-19 pandemic, rents from single-family properties were impacted by the Company’s socially responsible decisions between April and July 2020 to waive month-to-month lease premiums and offer zero percent increases on newly signed renewal leases. Fees from single-family properties were also impacted as the Company waived late fees between April and July 2020.
(2)Includes $3.2 million and $11.1 million of increased uncollectible rents related to the COVID-19 pandemic during the three months and year ended December 31, 2020, respectively.
(3)Presented net of tenant charge-backs.
(4)Includes $0.2 million and $2.6 million of increased uncollectible tenant utility reimbursements during the three months and year ended December 31, 2020, respectively, and $0.4 million of increased costs associated with enhanced cleaning and safety protocols related to the COVID-19 pandemic during the year ended December 31, 2020.
(5)Presented net of tenant charge-backs and excludes noncash share-based compensation expense related to centralized and field property management employees.
(6)Includes $3.0 million of incremental capital expenditures that primarily related to HVAC and home system replacements due to abnormally high home system usage during stay-at-home orders during the year ended December 31, 2020.

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	13

American Homes 4 Rent
Same-Home Results – Sequential Quarterly Results
(Amounts in thousands, except per property data)
(Unaudited)

	For the Three Months Ended
	Dec 31, 2020	Sep 30, 2020	Jun 30, 2020	Mar 31, 2020	Dec 31, 2019
Occupancy percentage as of period end	97.6%	97.8%	96.9%	96.0%	96.0%
Average Occupied Days Percentage	97.3%	96.9%	95.6%	95.3%	95.2%
Average Monthly Realized Rent per property	$1,694	$1,685	$1,678	$1,664	$1,651

Average Change in Rent for Renewals	4.3%	1.1%	1.3%	4.6%	4.7%
Average Change in Rent for Re-Leases	7.6%	5.9%	4.4%	3.3%	1.4%
Average Blended Change in Rent	5.5%	2.8%	2.4%	4.1%	3.4%

Core NOI:
Rents from single-family properties (1)	$220,913	$218,905	$215,022	$212,540	$210,809
Fees from single-family properties (1)	3,858	3,553	2,611	3,328	3,104
Bad debt (2)	(5,517)	(4,240)	(7,423)	(1,529)	(2,125)
Core revenues	219,254	218,218	210,210	214,339	211,788

Property tax expense	37,942	38,496	38,183	38,082	36,837
HOA fees, net (3)	4,242	4,219	4,078	3,725	3,834
R&M and turnover costs, net (3)(4)	15,876	20,165	19,164	14,224	14,866
Insurance	2,021	2,021	2,000	1,935	1,908
Property management expenses, net (5)	17,385	16,886	17,375	17,854	16,914
Core property operating expenses	77,466	81,787	80,800	75,820	74,359

Core NOI	$141,788	$136,431	$129,410	$138,519	$137,429
Core NOI margin	64.7%	62.5%	61.6%	64.6%	64.9%

Recurring Capital Expenditures (6)	8,334	13,166	10,601	7,662	7,821
Core NOI After Capital Expenditures	$133,454	$123,265	$118,809	$130,857	$129,608

Property Enhancing Capex	$13,020	$13,469	$11,099	$6,788	$5,629

Per property:
Average Recurring Capital Expenditures	$187	$295	$237	$171	$175
Average R&M and turnover costs, net, plus Recurring Capital Expenditures	$542	$746	$666	$491	$508
(1)As a result of the COVID-19 pandemic, rents from single-family properties were impacted by the Company’s socially responsible decisions between April and July 2020 to waive month-to-month lease premiums and offer zero percent increases on newly signed renewal leases. Fees from single-family properties were also impacted as the Company waived late fees between April and July 2020.
(2)Includes $6.0 million, $1.9 million and $3.2 million of increased uncollectible rents related to the COVID-19 pandemic during the second, third and fourth quarters of 2020, respectively.
(3)Presented net of tenant charge-backs.
(4)Includes $1.8 million, $0.6 million and $0.2 million of increased uncollectible tenant utility reimbursements during the second, third and fourth quarters of 2020, respectively, and $0.4 million of increased costs associated with enhanced cleaning and safety protocols related to the COVID-19 pandemic during the second quarter of 2020.
(5)Presented net of tenant charge-backs and excludes noncash share-based compensation expense related to centralized and field property management employees.
(6)Includes $1.2 million and $1.8 million of incremental capital expenditures that primarily related to HVAC and home system replacements due to abnormally high home system usage during stay-at-home orders during the second and third quarters of 2020, respectively.

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	14

American Homes 4 Rent
Same-Home Results – Operating Metrics by Market

	Number of Properties	Gross Book Value per Property	% of 4Q20 NOI	Avg. Change in Rent for Renewals (1)	Avg. Change in Rent for Re-Leases (1)	Avg. Blended Change in Rent (1)
Atlanta, GA	3,878	$178,155	8.2%	4.5%	10.1%	6.4%
Dallas-Fort Worth, TX	3,770	166,096	7.8%	4.3%	4.4%	4.3%
Charlotte, NC	3,252	192,178	7.9%	4.1%	8.4%	5.9%
Indianapolis, IN	2,743	155,707	5.0%	4.2%	8.1%	5.7%
Houston, TX	2,463	168,126	4.5%	3.9%	5.1%	4.3%
Phoenix, AZ	2,293	172,343	5.5%	5.9%	17.0%	8.9%
Nashville, TN	2,277	213,744	6.1%	4.0%	7.1%	5.1%
Jacksonville, FL	1,993	170,915	4.3%	4.3%	8.5%	5.8%
Tampa, FL	1,916	195,660	4.1%	4.3%	7.5%	5.6%
Cincinnati, OH	1,927	177,143	4.4%	4.3%	7.9%	5.7%
Columbus, OH	1,915	171,570	4.5%	4.4%	9.2%	5.9%
Raleigh, NC	1,883	185,234	4.3%	4.0%	6.9%	5.0%
Greater Chicago area, IL and IN	1,691	184,453	3.3%	3.7%	6.0%	4.5%
Orlando, FL	1,399	179,337	2.9%	3.9%	5.4%	4.5%
Salt Lake City, UT	1,249	239,381	3.8%	4.1%	8.5%	5.6%
Charleston, SC	984	193,306	2.4%	4.3%	5.6%	5.0%
Las Vegas, NV	910	178,904	2.1%	4.8%	10.0%	6.6%
San Antonio, TX	900	161,852	1.7%	4.0%	3.8%	3.9%
Savannah/Hilton Head, SC	811	178,778	1.8%	3.8%	7.0%	5.2%
Winston Salem, NC	706	158,753	1.5%	4.8%	8.5%	6.2%
All Other (2)	5,703	197,856	13.9%	4.0%	7.8%	5.4%
Total/Average	44,663	$182,371	100.0%	4.3%	7.6%	5.5%

	Average Occupied Days Percentage			Average Monthly Realized Rent per Property
	4Q20 QTD	4Q19 QTD	Change	4Q20 QTD	4Q19 QTD	Change
Atlanta, GA	97.7%	95.2%	2.5%	$1,689	$1,632	3.5%
Dallas-Fort Worth, TX	97.3%	94.9%	2.4%	1,812	1,775	2.1%
Charlotte, NC	97.5%	95.0%	2.5%	1,651	1,616	2.2%
Indianapolis, IN	97.4%	95.2%	2.2%	1,486	1,446	2.8%
Houston, TX	96.8%	95.3%	1.5%	1,695	1,663	1.9%
Phoenix, AZ	98.3%	95.5%	2.8%	1,544	1,469	5.1%
Nashville, TN	95.4%	93.9%	1.5%	1,797	1,760	2.1%
Jacksonville, FL	97.3%	95.2%	2.1%	1,626	1,596	1.9%
Tampa, FL	97.5%	95.4%	2.1%	1,760	1,738	1.3%
Cincinnati, OH	97.3%	96.0%	1.3%	1,674	1,621	3.3%
Columbus, OH	98.6%	96.3%	2.3%	1,715	1,658	3.4%
Raleigh, NC	96.7%	93.9%	2.8%	1,584	1,556	1.8%
Greater Chicago area, IL and IN	97.3%	95.1%	2.2%	1,911	1,886	1.3%
Orlando, FL	96.7%	95.6%	1.1%	1,747	1,697	2.9%
Salt Lake City, UT	98.1%	96.4%	1.7%	1,840	1,788	2.9%
Charleston, SC	97.3%	95.3%	2.0%	1,753	1,708	2.6%
Las Vegas, NV	97.7%	95.1%	2.6%	1,639	1,600	2.4%
San Antonio, TX	95.5%	95.0%	0.5%	1,584	1,560	1.5%
Savannah/Hilton Head, SC	98.0%	94.3%	3.7%	1,606	1,574	2.0%
Winston Salem, NC	97.7%	94.8%	2.9%	1,427	1,388	2.8%
All Other (2)	97.5%	95.7%	1.8%	1,752	1,708	2.6%
Total/Average	97.3%	95.2%	2.1%	$1,694	$1,651	2.6%
(1)Reflected for the three months ended December 31, 2020.
(2)Represents 15 markets in 14 states.

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	15

American Homes 4 Rent
Consolidated Balance Sheets
(Amounts in thousands)

	Dec 31, 2020	Dec 31, 2019
	(Unaudited)
Assets
Single-family properties:
Land	$1,836,798	$1,756,504
Buildings and improvements	8,163,023	7,691,877
Single-family properties in operation	9,999,821	9,448,381
Less: accumulated depreciation	(1,754,433)	(1,462,105)
Single-family properties in operation, net	8,245,388	7,986,276
Single-family properties under development and development land	510,365	355,427
Single-family properties held for sale, net	129,026	209,828
Total real estate assets, net	8,884,779	8,551,531
Cash and cash equivalents	137,060	37,575
Restricted cash	128,017	126,544
Rent and other receivables	41,544	29,618
Escrow deposits, prepaid expenses and other assets	163,171	140,961
Investments in unconsolidated joint ventures	93,109	67,935
Asset-backed securitization certificates	25,666	25,666
Goodwill	120,279	120,279
Total assets	$9,593,625	$9,100,109

Liabilities
Revolving credit facility	$—	$—
Asset-backed securitizations, net	1,927,607	1,945,044
Unsecured senior notes, net	889,805	888,453
Accounts payable and accrued expenses	298,949	243,193
Amounts payable to affiliates	4,834	4,629
Total liabilities	3,121,195	3,081,319

Commitments and contingencies

Equity
Shareholders' equity:
Class A common shares	3,160	3,001
Class B common shares	6	6
Preferred shares	354	354
Additional paid-in capital	6,223,256	5,790,775
Accumulated deficit	(443,522)	(465,368)
Accumulated other comprehensive income	5,840	6,658
Total shareholders' equity	5,789,094	5,335,426
Noncontrolling interest	683,336	683,364
Total equity	6,472,430	6,018,790

Total liabilities and equity	$9,593,625	$9,100,109

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	16

American Homes 4 Rent
Debt Summary as of December 31, 2020
(Amounts in thousands)
(Unaudited)

	Secured	Unsecured	Total Balance	% of Total	Interest Rate (1)	Years to Maturity (2)
Floating rate debt:
Revolving credit facility (3)	$—	$—	$—	—%	1.34%	1.5
Total floating rate debt	—	—	—	—%	1.34%	1.5

Fixed rate debt:
AH4R 2014-SFR2	479,981	—	479,981	16.8%	4.42%	3.8
AH4R 2014-SFR3	495,392	—	495,392	17.4%	4.40%	3.9
AH4R 2015-SFR1	520,957	—	520,957	18.3%	4.14%	24.3
AH4R 2015-SFR2	452,162	—	452,162	15.9%	4.36%	24.8
2028 unsecured senior notes (4)	—	500,000	500,000	17.6%	4.08%	7.1
2029 unsecured senior notes	—	400,000	400,000	14.0%	4.90%	8.1
Total fixed rate debt	1,948,492	900,000	2,848,492	100.0%	4.36%	12.1

Total Debt	$1,948,492	$900,000	2,848,492	100.0%	4.36%	12.1

Unamortized discounts and loan costs			(31,080)
Total debt per balance sheet			$2,817,412

Maturity Schedule by Year (2)	Total Debt	% of Total
2021	$20,714	0.7%
2022	20,714	0.7%
2023	20,714	0.7%
2024	954,439	33.5%
2025	10,302	0.4%
2026	10,302	0.4%
2027	10,302	0.4%
2028	510,302	17.9%
2029	410,302	14.4%
2030	10,302	0.4%
Thereafter	870,099	30.5%
Total	$2,848,492	100.0%
(1)Interest rates are as of December 31, 2020.
(2)Years to maturity and maturity schedule reflect all debt on a fully extended basis.
(3)The interest rate shown above reflects the Company’s LIBOR-based borrowing rate, based on 1-month LIBOR and applicable margin as of period end. Balance reflects borrowings outstanding as of December 31, 2020.
(4)The stated interest rate on the 2028 unsecured senior notes is 4.25%, which was effectively hedged to yield an interest rate of 4.08%.

Interest Expense Reconciliation

	For the Three Months Ended Dec 31,		For the Years Ended Dec 31,
(Amounts in thousands)	2020	2019	2020	2019
Interest expense per income statement and included in Core FFO attributable to common share and unit holders	$28,498	$31,163	$117,038	$127,114
Less: amortization of discounts, loan costs and cash flow hedge	(1,867)	(1,869)	(7,431)	(7,457)
Add: capitalized interest	5,467	3,002	19,996	11,097
Cash interest	$32,098	$32,296	$129,603	$130,754

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	17

American Homes 4 Rent
Capital Structure and Credit Metrics as of December 31, 2020
(Amounts in thousands, except share and per share data)
(Unaudited)
Total Capitalization

Total Debt		$2,848,492	19.3%

Total preferred shares		883,750	6.0%

Common equity at market value:
Common shares outstanding	316,656,460
Operating partnership units	51,726,980
Total shares and units	368,383,440
NYSE AMH Class A common share closing price at December 31, 2020	$30.00
Market value of common shares and operating partnership units		11,051,503	74.7%

Total Market Capitalization		$14,783,745	100.0%

Preferred Shares

	Earliest Redemption Date	Outstanding Shares	Per Share	Total	Annual Dividend Per Share	Annual Dividend Amount
Series
6.500% Series D Perpetual Preferred Shares	5/24/2021	10,750,000	$25.00	$268,750	$1.625	$17,469
6.350% Series E Perpetual Preferred Shares	6/29/2021	9,200,000	$25.00	230,000	$1.588	14,605
5.875% Series F Perpetual Preferred Shares	4/24/2022	6,200,000	$25.00	155,000	$1.469	9,106
5.875% Series G Perpetual Preferred Shares	7/17/2022	4,600,000	$25.00	115,000	$1.469	6,756
6.250% Series H Perpetual Preferred Shares	9/19/2023	4,600,000	$25.00	115,000	$1.563	7,188
Total preferred shares		35,350,000		$883,750		$55,124

Credit Ratios		Credit Ratings

Net Debt to Adjusted EBITDAre	4.4 x	Rating Agency	Rating	Outlook
Debt and Preferred Shares to Adjusted EBITDAre	6.2 x	Moody's Investor Service	Baa3	Stable
Fixed Charge Coverage	3.2 x	S&P Global Ratings	BBB-	Stable
Unencumbered Core NOI percentage	66.6%

Unsecured Senior Notes Covenant Ratios	Requirement		Actual
Ratio of Indebtedness to Total Assets	<	60.0%	25.6%
Ratio of Secured Debt to Total Assets	<	40.0%	17.4%
Ratio of Unencumbered Assets to Unsecured Debt	>	150.0%	880.6%
Ratio of Consolidated Income Available for Debt Service to Interest Expense	>	1.50 x	4.54 x

Unsecured Credit Facility Covenant Ratios	Requirement		Actual
Ratio of Total Indebtedness to Total Asset Value	<	60.0%	27.0%
Ratio of Secured Indebtedness to Total Asset Value	<	40.0%	17.5%
Ratio of Unsecured Indebtedness to Unencumbered Asset Value	<	60.0%	14.6%
Ratio of EBITDA to Fixed Charges	>	1.75 x	2.94 x
Ratio of Unencumbered NOI to Unsecured Interest Expense	>	1.75 x	10.14 x

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	18

American Homes 4 Rent
Top 20 Markets Summary as of December 31, 2020
Property Information (1)

Market	Number of Properties	Percentage of Total Properties	Gross Book Value per Property	Avg. Sq. Ft.	Avg. Age (years)
Atlanta, GA	4,977	9.4%	$185,301	2,165	17.4
Dallas-Fort Worth, TX	4,313	8.2%	167,085	2,117	16.7
Charlotte, NC	3,811	7.2%	198,541	2,100	16.2
Phoenix, AZ	3,147	6.0%	179,899	1,837	17.2
Houston, TX	2,979	5.6%	166,244	2,094	15.0
Nashville, TN	2,907	5.5%	218,157	2,109	15.1
Indianapolis, IN	2,813	5.3%	155,613	1,930	18.2
Tampa, FL	2,464	4.7%	203,648	1,945	14.5
Jacksonville, FL	2,424	4.6%	183,807	1,937	14.6
Raleigh, NC	2,118	4.0%	187,288	1,878	15.4
Columbus, OH	2,062	3.9%	175,438	1,870	18.9
Cincinnati, OH	1,982	3.7%	177,441	1,852	18.4
Greater Chicago area, IL and IN	1,730	3.3%	184,161	1,869	19.3
Orlando, FL	1,743	3.3%	186,200	1,903	18.4
Salt Lake City, UT	1,595	3.0%	260,946	2,182	16.9
Charleston, SC	1,238	2.3%	204,280	1,971	12.3
Las Vegas, NV	1,127	2.1%	190,839	1,854	16.5
San Antonio, TX	938	1.8%	163,531	2,023	16.6
Savannah/Hilton Head, SC	917	1.7%	183,967	1,871	12.8
Denver, CO	831	1.6%	300,562	2,103	18.3
All Other (3)	6,757	12.8%	193,950	1,876	15.8
Total/Average	52,873	100.0%	$189,129	1,987	16.4
Leasing Information (1)

Market	Avg. Occupied Days Percentage (2)	Avg. Monthly Realized Rent per Property (2)	Avg. Change in Rent for Renewals (2)	Avg. Change in Rent for Re-Leases (2)	Avg. Blended Change in Rent (2)
Atlanta, GA	97.6%	$1,692	4.5%	9.8%	6.2%
Dallas-Fort Worth, TX	97.2%	1,819	4.2%	4.5%	4.4%
Charlotte, NC	97.6%	1,671	4.1%	8.6%	5.8%
Phoenix, AZ	97.8%	1,543	5.8%	17.1%	8.8%
Houston, TX	96.5%	1,700	3.9%	5.0%	4.3%
Nashville, TN	95.4%	1,798	3.9%	7.1%	5.1%
Indianapolis, IN	97.0%	1,493	4.2%	8.2%	5.7%
Tampa, FL	97.8%	1,770	4.3%	7.4%	5.5%
Jacksonville, FL	97.0%	1,644	4.3%	8.1%	5.7%
Raleigh, NC	96.6%	1,598	4.0%	6.8%	5.0%
Columbus, OH	98.4%	1,722	4.4%	9.0%	5.9%
Cincinnati, OH	97.0%	1,675	4.3%	7.9%	5.7%
Greater Chicago area, IL and IN	97.0%	1,941	3.7%	6.4%	4.7%
Orlando, FL	96.6%	1,759	3.9%	5.9%	4.6%
Salt Lake City, UT	98.2%	1,864	4.2%	8.7%	5.8%
Charleston, SC	96.8%	1,779	4.3%	6.3%	5.3%
Las Vegas, NV	97.4%	1,671	4.8%	9.7%	6.5%
San Antonio, TX	94.9%	1,583	4.1%	3.8%	4.0%
Savannah/Hilton Head, SC	98.1%	1,624	3.8%	6.9%	5.2%
Denver, CO	95.7%	2,309	4.2%	4.8%	4.5%
All Other (3)	97.4%	1,685	3.9%	8.1%	5.5%
Total/Average	97.2%	$1,708	4.3%	7.7%	5.5%
(1)Property and leasing information excludes held for sale properties.
(2)Reflected for the three months ended December 31, 2020.
(3)Represents 15 markets in 14 states.

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	19

American Homes 4 Rent
Property Additions

	4Q20 Additions		2020 Additions
Market	Number of Properties	Average Total Investment Cost (1)	Number of Properties	Average Total Investment Cost (1)
Atlanta, GA	68	$273,078	289	$250,889
Las Vegas, NV	52	303,909	90	304,261
Jacksonville, FL	51	261,291	194	258,878
Salt Lake City, UT	50	357,380	174	332,790
Nashville, TN	49	290,216	193	276,730
Tampa, FL	48	268,738	251	244,449
Phoenix, AZ	38	348,409	71	322,483
Raleigh, NC	29	246,104	73	250,683
Charlotte, NC	24	314,783	143	295,568
Austin, TX	22	229,457	118	213,588
Cincinnati, OH	17	257,197	17	257,197
Charleston, SC	16	268,256	114	252,735
Columbus, OH	16	276,792	40	261,179
Tucson, AZ	16	269,385	48	250,495
Indianapolis, IN	12	241,690	12	241,690
Orlando, FL	11	280,492	82	260,292
Greenville, SC	10	191,533	15	188,970
San Antonio, TX	10	253,030	10	253,030
Denver, CO	8	408,390	24	401,630
Dallas-Fort Worth, TX	5	265,376	25	251,307
All Other (2)	11	277,717	120	303,569
Total/Average	563	$286,235	2,103	$270,596
(1)Reflects on a per property basis Estimated Total Investment Cost of traditional channel acquisitions and purchase price, including closing costs, or total internal development costs of newly constructed homes.
(2)Represents 6 markets in 5 states.
Property Dispositions

	Dec 31, 2020 Single-Family Properties Held for Sale	4Q20 Dispositions		2020 Dispositions
Market		Number of Properties	Average Net Proceeds per Property	Number of Properties	Average Net Proceeds per Property
Inland Empire, CA	158	11	$346,545	35	$354,126
Greater Chicago area, IL and IN	131	16	195,875	98	177,924
Bay Area, CA	65	4	459,750	25	469,738
Central Valley, CA	62	6	291,333	35	251,385
Houston, TX	52	26	189,423	98	206,545
Atlanta, GA	38	28	234,964	142	222,470
Dallas-Fort Worth, TX	26	17	270,412	68	243,971
Oklahoma City, OK	22	16	169,750	177	170,935
Austin, TX	19	4	199,750	49	148,271
Nashville, TN	15	3	288,000	33	268,130
Orlando, FL	14	11	233,091	34	239,362
Tampa, FL	14	5	219,200	42	252,199
Miami, FL	13	3	215,000	9	277,206
Phoenix, AZ	10	3	217,000	15	248,991
San Antonio, TX	10	3	213,667	18	185,654
Cincinnati, OH	9	1	152,000	6	168,817
Denver, CO	6	4	390,500	6	393,880
Milwaukee, WI	6	—	—	3	279,585
Charlotte, NC	5	3	233,333	18	218,133
Greenville, SC	5	—	—	9	181,264
All Other (1)	31	24	228,542	127	206,354
Total/Average	711	188	$236,750	1,047	$219,146
(1)Represents 18 markets in 13 states.

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	20

American Homes 4 Rent
AMH Development Pipeline Summary as of December 31, 2020

	2020 Deliveries			Dec 31, 2020 Lots for Future Delivery
Market	Number of Properties	Average Total Investment Cost	Average Monthly Rent
Nashville, TN	220	$263,000	$1,850	653
Atlanta, GA	179	257,000	1,790	835
Tampa, FL	176	241,000	1,830	401
Charlotte, NC	165	291,000	2,000	787
Jacksonville, FL	155	253,000	1,790	550
Salt Lake City, UT	154	328,000	1,940	453
Austin, TX	116	213,000	1,800	99
Las Vegas, NV	105	287,000	1,940	998
Charleston, SC	101	243,000	1,800	370
Seattle, WA	98	370,000	2,400	418
Denver, CO	48	337,000	2,290	178
Raleigh, NC	38	254,000	1,830	74
Phoenix, AZ	34	271,000	1,920	332
Orlando, FL	33	275,000	1,890	420
Boise, ID	25	291,000	1,950	503
Total/Average	1,647	$274,000	$1,910	7,071

Estimated Delivery Timing

	2020 Deliveries	Estimated 2021 Deliveries (2)	Thereafter
Consolidated development properties	1,158	1,200—1,400	4,575
Joint venture development properties (1)	489	700—800	446
Total development properties	1,647	1,900—2,200	5,021
(1)Represents two unconsolidated joint ventures for each of which the Company holds a 20% interest.
(2)Reflects the Company’s latest development program estimates as of February 25, 2021.

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	21

American Homes 4 Rent
Lease Expirations

	MTM	1Q21	2Q21	3Q21	4Q21	Thereafter
Lease expirations	2,252	10,654	13,541	12,157	8,018	5,041
Share Repurchase / ATM Share Issuance History
(Amounts in thousands, except share and per share data)

	Share Repurchases			ATM Share Issuances
Period	Common Shares Repurchased	Purchase Price	Avg. Price Paid Per Share	Common Shares Issued	Gross Proceeds	Avg. Issuance Price Per Share
2018	1,804,163	$34,933	$19.36	—	$—	$—
2019	—	—	—	—	—	—
1Q20	—	—	—	—	—	—
2Q20	—	—	—	—	—	—
3Q20	—	—	—	86,130	2,414	28.03
4Q20	—	—	—	—	—	—
Total	1,804,163	34,933	$19.36	86,130	2,414	$28.03
	Remaining authorization:	$265,067		Remaining authorization:	$497,586
Home Price Appreciation Trends

The table below summarizes historic changes in the House Price Index of the Federal Housing Finance Agency (“FHFA”), known as the Quarterly Purchase-Only Index, specifically the non-seasonally adjusted “Purchase-Only Index” for the “100 Largest Metropolitan Statistical Areas.”

	HPA Index (1)											HPA Index Change
Market (2)	Dec 31, 2012	Dec 31, 2013	Dec 31, 2014	Dec 31, 2015	Dec 31, 2016	Dec 31, 2017	Dec 31, 2018	Dec 31, 2019	Mar 31, 2020	Jun 30, 2020	Sep 30, 2020

Atlanta, GA	100.0	114.2	122.3	132.0	143.0	152.6	165.1	174.0	177.5	181.4	186.0	86.0%
Dallas-Fort Worth, TX (3)	100.0	108.4	115.2	127.6	140.1	153.7	160.7	167.4	169.1	172.6	176.9	76.9%
Charlotte, NC	100.0	113.4	118.8	126.8	136.6	148.2	157.5	165.1	171.8	175.3	180.4	80.4%
Phoenix, AZ	100.0	118.0	123.3	135.9	146.1	157.2	170.2	180.7	187.0	193.2	199.0	99.0%
Houston, TX	100.0	110.8	123.1	130.1	133.0	137.0	139.7	144.4	146.0	148.8	146.5	46.5%
Nashville, TN	100.0	111.0	117.4	131.1	141.1	156.6	165.0	173.2	175.3	181.4	186.3	86.3%
Indianapolis, IN	100.0	106.4	112.3	117.8	124.5	134.2	142.3	152.7	157.2	162.9	167.4	67.4%
Tampa, FL	100.0	113.0	121.1	132.3	149.1	160.4	173.4	186.6	190.4	196.0	201.1	101.1%
Jacksonville, FL	100.0	114.2	121.7	127.7	142.3	150.6	166.7	177.6	180.8	183.5	185.9	85.9%
Raleigh, NC	100.0	106.7	111.6	120.0	130.8	135.8	146.0	153.0	153.3	161.3	162.8	62.8%
Columbus, OH	100.0	108.9	114.5	120.8	131.5	141.8	148.9	157.4	161.4	169.0	172.9	72.9%
Cincinnati, OH	100.0	104.9	111.2	115.7	121.4	128.3	136.2	143.2	144.8	151.1	158.5	58.5%
Greater Chicago area, IL and IN	100.0	111.0	115.1	118.8	126.3	130.5	133.7	135.5	137.4	140.4	143.7	43.7%
Orlando, FL	100.0	110.3	123.5	135.4	144.9	158.9	168.6	184.6	187.2	188.3	189.9	89.9%
Salt Lake City, UT	100.0	109.4	114.5	123.2	133.0	146.5	158.8	170.4	178.2	182.0	187.5	87.5%
Charleston, SC (4)	100.0	109.4	119.9	137.0	148.0	165.5	165.8	171.4	177.6	180.9	188.6	88.6%
Las Vegas, NV	100.0	125.1	141.3	149.0	161.5	182.0	207.9	215.9	217.9	223.4	228.1	128.1%
San Antonio, TX	100.0	101.1	108.0	113.9	124.7	133.8	137.7	145.4	151.2	149.0	151.4	51.4%
Savannah/Hilton Head, SC (4)	100.0	109.4	119.9	137.0	148.0	165.5	165.8	171.4	177.6	180.9	188.6	88.6%
Denver, CO	100.0	110.1	121.3	136.4	151.4	166.9	177.5	187.6	193.6	194.6	197.6	97.6%
Average												80.0%
(1)Updates to the Quarterly Purchase-Only Index are released by the FHFA on approximately the 20th day of the second month following quarter-end. Accordingly, information in the above table has been presented through September 30, 2020. For the illustrative purposes of this table, the HPA Index has been indexed as of December 31, 2012, and, as such, HPA Index values presented are relative measures calculated in relation to the baseline index value of 100.0 as of December 31, 2012.
(2)Reflects top 20 markets as of December 31, 2020.
(3)Our Dallas-Fort Worth, TX market is comprised of the Dallas-Plano-Irving and Fort Worth-Arlington-Grapevine Metropolitan Divisions.
(4)Our Charleston, SC and Savannah/Hilton Head, SC markets are both indexed to the Charleston-North Charleston Metropolitan Division.

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	22

American Homes 4 Rent
2021 Guidance

The Company is providing initial 2021 guidance based on its current and expected views of the single-family rental market and general economic conditions. However, the extent to which the pandemic may continue to impact us and our residents will continue to depend on future developments. These include resurgences, impact of government regulations, the speed and effectiveness of vaccine distribution and the direct and indirect economic effects of the pandemic and containment measures, among others. We will continue to monitor these events which may result in future revisions to our guidance estimates.
Guidance Summary

Full Year 2021
Core FFO attributable to common share and unit holders	$1.22 - $1.28
Core FFO attributable to common share and unit holders growth	5.2% - 10.3%

Same-Home
Core revenues growth (1)	3.25% - 4.75%
Core property operating expenses growth (2)	4.00% - 5.50%
Core NOI growth	2.75% - 4.25%
(1)Includes full year bad debt assumption of 2.5% - 3.0% of rents from single-family properties, which contemplates potential uncertainties associated with ongoing COVID-19 impacts to macro-economic and regulatory environments.
(2)Comprised of expected property tax growth of 4.0% - 5.0% and all other operating expenses growth, excluding property taxes, of 4.5% - 5.5%.

Reconciliation of Core FFO attributable to common share and unit holders from 2020 to 2021 Guidance Midpoint

Per FFO Share and Unit
2020 Core FFO attributable to common share and unit holders	$1.16

Same-Home Core NOI	0.06
Non-Same-Home Core NOI (1)	0.06
General and administrative expense	(0.01)
Financing costs (share count and interest)	(0.02)

2021 Core FFO attributable to common share and unit holders - Guidance Midpoint	$1.25
2021 Core FFO attributable to common share and unit holders growth - Guidance Midpoint	7.8%
(1)Core FFO growth from Non-Same-Home Core NOI includes (i) contribution from existing properties not included in the Company’s 2021 Same-Home portfolio, including 2020 additions, and (ii) contribution from 2021 wholly-owned portfolio additions that we expect to range between 2,500 and 2,900 properties, with an investment between $700.0 million and $900.0 million. In addition, we expect to invest (i) $250.0 million to $350.0 million of gross joint venture capital that includes 700 to 800 property deliveries and investment into the joint venture land and development pipeline and (ii) $250.0 million to $350.0 million into our wholly-owned land and development pipeline.

Note: The Company does not provide guidance for the most comparable GAAP financial measures of net income or loss, total revenues and property operating expenses, or a reconciliation of the above-listed forward-looking non-GAAP financial measures to the comparable GAAP financial measures because we are unable to reasonably predict certain items contained in the GAAP measures, including non-recurring and infrequent items that are not indicative of the Company’s ongoing operations. Such items include, but are not limited to, net gain or loss on sales and impairment of single-family properties, casualty loss, Non-Same-Home revenues and Non-Same-Home property operating expenses. These items are uncertain, depend on various factors and could have a material impact on our GAAP results for the guidance period.

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	23

American Homes 4 Rent
Defined Terms and Non-GAAP Reconciliations
(Unaudited)

Average Blended Change in Rent
The percentage change in rent on all non-month-to-month lease renewals and re-leases during the period, compared to the annual rent of the previous expired non-month-to-month comparable long-term lease for each individual property.

Average Change in Rent for Re-Leases
The percentage change in annual rent on properties re-leased during the period, compared to the annual rent of the comparable long-term previous expired lease for each individual property.

Average Change in Rent for Renewals
The percentage change in rent on non-month-to-month comparable long-term lease renewals during the period.

Average Monthly Realized Rent
For the related period, Average Monthly Realized Rent is calculated as the lease component of rents and other single-family property revenues (i.e., rents from single-family properties) divided by the product of (a) number of properties and (b) Average Occupied Days Percentage, divided by the number of months. For properties partially owned during the period, this calculation is adjusted to reflect the number of days of ownership.

Average Occupied Days Percentage
The number of days a property is occupied in the period divided by the total number of days the property is owned during the same period after initially being placed in-service. This calculation excludes properties classified as held for sale except where presented for the Total Single-Family Properties portfolio.

Core Net Operating Income (“Core NOI”) and Same-Home Core NOI After Capital Expenditures
Core NOI, which we also present separately for our Same-Home, unencumbered and encumbered portfolios, is a supplemental non-GAAP financial measure that we define as core revenues, which is calculated as total revenues, excluding expenses reimbursed by tenant charge-backs and other revenues, less core property operating expenses, which is calculated as property operating and property management expenses, excluding noncash share-based compensation expense and expenses reimbursed by tenant charge-backs.

Core NOI also excludes (1) gain or loss on early extinguishment of debt, (2) hurricane-related charges, net, which result in material charges to the impacted single-family properties, (3) gain or loss on sales of single-family properties and other, (4) depreciation and amortization, (5) acquisition and other transaction costs incurred with business combinations and the acquisition or disposition of properties as well as nonrecurring items unrelated to ongoing operations, (6) noncash share-based compensation expense, (7) interest expense, (8) general and administrative expense, (9) other expenses and (10) other revenues. We believe Core NOI provides useful information to investors about the operating performance of our single-family properties without the impact of certain operating expenses that are reimbursed through tenant charge-backs. We further adjust Core NOI for our Same-Home portfolio by subtracting Recurring Capital Expenditures to calculate Same-Home Core NOI After Capital Expenditures, which we believe provides useful information to investors because it more fully reflects our operating performance after the impact of all property-level expenditures, regardless of whether they are capitalized or expensed.

Core NOI and Same-Home Core NOI After Capital Expenditures should be considered only as supplements to net income or loss as a measure of our performance and should not be used as measures of our liquidity, nor are they indicative of funds available to fund our cash needs, including our ability to pay dividends or make distributions. Additionally, these metrics should not be used as substitutes for net income or loss or net cash flows from operating activities (as computed in accordance with GAAP).

24

American Homes 4 Rent

Defined Terms and Non-GAAP Reconciliations (continued)
(Unaudited)

The following are reconciliations of core revenues, Same-Home core revenues, core property operating expenses, Same-Home core property operating expenses, Core NOI, Same-Home Core NOI and Same-Home Core NOI After Capital Expenditures to their respective GAAP metrics for the three months and years ended December 31, 2020 and 2019 (amounts in thousands):

	For the Three Months Ended Dec 31,		For the Years Ended Dec 31,
	2020	2019	2020	2019
Core revenues and Same-Home core revenues
Total revenues	$299,335	$284,010	$1,182,836	$1,143,378
Tenant charge-backs	(35,430)	(36,290)	(160,807)	(159,851)
Other revenues	(2,784)	(2,545)	(10,322)	(11,241)
Core revenues	261,121	245,175	1,011,707	972,286
Less: Non-Same-Home core revenues	41,867	33,387	149,686	133,746
Same-Home core revenues	$219,254	$211,788	$862,021	$838,540

Core property operating expenses and Same-Home core property operating expenses
Property operating expenses	$106,160	$102,788	$450,267	$433,854
Property management expenses	22,380	21,822	89,892	86,908
Noncash share-based compensation - property management	(418)	(353)	(1,745)	(1,342)
Expenses reimbursed by tenant charge-backs	(35,430)	(36,290)	(160,807)	(159,851)
Core property operating expenses	92,692	87,967	377,607	359,569
Less: Non-Same-Home core property operating expenses	15,226	13,608	61,734	56,627
Same-Home core property operating expenses	$77,466	$74,359	$315,873	$302,942

Core NOI, Same-Home Core NOI and Same-Home Core NOI After Capital Expenditures
Net income	$45,342	$41,464	$154,829	$156,260
Loss on early extinguishment of debt	—	—	—	659
Gain on sale of single-family properties and other, net	(10,356)	(10,978)	(44,194)	(43,873)
Depreciation and amortization	88,500	83,219	343,153	329,293
Acquisition and other transaction costs	3,579	769	9,298	3,224
Noncash share-based compensation - property management	418	353	1,745	1,342
Interest expense	28,498	31,163	117,038	127,114
General and administrative expense	13,188	12,178	48,517	43,206
Other expenses	2,044	1,585	14,036	6,733
Other revenues	(2,784)	(2,545)	(10,322)	(11,241)
Core NOI	168,429	157,208	634,100	612,717
Less: Non-Same-Home Core NOI	26,641	19,779	87,952	77,119
Same-Home Core NOI	141,788	137,429	546,148	535,598
Less: Same-Home Recurring Capital Expenditures	8,334	7,821	39,763	34,464
Same-Home Core NOI After Capital Expenditures	$133,454	$129,608	$506,385	$501,134

25

American Homes 4 Rent
Defined Terms and Non-GAAP Reconciliations (continued)
(Unaudited)

The following are reconciliations of core revenues, Same-Home core revenues, core property operating expenses, Same-Home core property operating expenses, Core NOI, Same-Home Core NOI, Same-Home Core NOI After Capital Expenditures, Unencumbered Core NOI and Encumbered Core NOI to their respective GAAP metrics for the trailing five quarters (amounts in thousands):

	For the Three Months Ended
	Dec 31, 2020	Sep 30, 2020	Jun 30, 2020	Mar 31, 2020	Dec 31, 2019
Core revenues and Same-Home core revenues
Total revenues	$299,335	$310,809	$283,098	$289,594	$284,010
Tenant charge-backs	(35,430)	(49,935)	(35,429)	(40,013)	(36,290)
Other revenues	(2,784)	(2,877)	(2,409)	(2,252)	(2,545)
Core revenues	261,121	257,997	245,260	247,329	245,175
Less: Non-Same-Home core revenues	41,867	39,779	35,050	32,990	33,387
Same-Home core revenues	$219,254	$218,218	$210,210	$214,339	$211,788

Core property operating expenses and Same-Home core property operating expenses
Property operating expenses	$106,160	$126,174	$110,436	$107,497	$102,788
Property management expenses	22,380	21,976	22,260	23,276	21,822
Noncash share-based compensation - property management	(418)	(447)	(441)	(439)	(353)
Expenses reimbursed by tenant charge-backs	(35,430)	(49,935)	(35,429)	(40,013)	(36,290)
Core property operating expenses	92,692	97,768	96,826	90,321	87,967
Less: Non-Same-Home core property operating expenses	15,226	15,981	16,026	14,501	13,608
Same-Home core property operating expenses	$77,466	$81,787	$80,800	$75,820	$74,359

Core NOI, Same-Home Core NOI and Same-Home Core NOI After Capital Expenditures
Net income	$45,342	$40,153	$31,807	$37,527	$41,464
Gain on sale of single-family properties and other, net	(10,356)	(12,422)	(10,651)	(10,765)	(10,978)
Depreciation and amortization	88,500	86,996	84,836	82,821	83,219
Acquisition and other transaction costs	3,579	1,616	1,956	2,147	769
Noncash share-based compensation - property management	418	447	441	439	353
Interest expense	28,498	29,267	29,558	29,715	31,163
General and administrative expense	13,188	12,570	11,493	11,266	12,178
Other expenses	2,044	4,479	1,403	6,110	1,585
Other revenues	(2,784)	(2,877)	(2,409)	(2,252)	(2,545)
Core NOI	168,429	160,229	148,434	157,008	157,208
Less: Non-Same-Home Core NOI	26,641	23,798	19,024	18,489	19,779
Same-Home Core NOI	141,788	136,431	129,410	138,519	137,429
Less: Same-Home Recurring Capital Expenditures	8,334	13,166	10,601	7,662	7,821
Same-Home Core NOI After Capital Expenditures	$133,454	$123,265	$118,809	$130,857	$129,608

Unencumbered Core NOI and Encumbered Core NOI
Core NOI	$168,429	$160,229	$148,434	$157,008	$157,208
Less: Encumbered Core NOI	55,432	52,573	50,135	53,881	53,679
Unencumbered Core NOI	$112,997	$107,656	$98,299	$103,127	$103,529

26

American Homes 4 Rent
Defined Terms and Non-GAAP Reconciliations (continued)
(Unaudited)

Credit Ratios
We present the following selected metrics because we believe they are helpful as supplemental measures in assessing the Company’s ability to service its financing obligations and in evaluating balance sheet leverage against that of other real estate companies. The tables below reconcile these metrics, which are calculated in part based on several non-GAAP financial measures.
Debt and Preferred Shares to Adjusted EBITDAre

(Amounts in thousands)	Dec 31, 2020
Total Debt	$2,848,492
Preferred shares at liquidation value	883,750
Total Debt and preferred shares	$3,732,242

Adjusted EBITDAre - TTM	$598,806

Debt and Preferred Shares to Adjusted EBITDAre	6.2 x

Fixed Charge Coverage

(Amounts in thousands)	For the Trailing Twelve Months Ended Dec 31, 2020
Interest expense per income statement	$117,038
Less: amortization of discounts, loan costs and cash flow hedge	(7,431)
Add: capitalized interest	19,996
Cash interest	129,603
Dividends on preferred shares	55,128
Fixed charges	$184,731

Adjusted EBITDAre - TTM	$598,806

Fixed Charge Coverage	3.2 x

Net Debt to Adjusted EBITDAre

(Amounts in thousands)	Dec 31, 2020	Sep 30, 2020	Jun 30, 2020	Mar 31, 2020	Dec 31, 2019
Total Debt	$2,848,492	$2,853,883	$2,989,230	$2,970,558	$2,870,993
Less: cash and cash equivalents	(137,060)	(315,808)	(32,010)	(33,108)	(37,575)
Less: asset-backed securitization certificates	(25,666)	(25,666)	(25,666)	(25,666)	(25,666)
Less: restricted cash related to securitizations	(36,015)	(35,315)	(39,892)	(42,060)	(40,558)
Net Debt	$2,649,751	$2,477,094	$2,891,662	$2,869,724	$2,767,194

Adjusted EBITDAre - TTM	$598,806	$588,847	$582,003	$588,225	$582,945

Net Debt to Adjusted EBITDAre	4.4 x	4.2 x	5.0 x	4.9 x	4.7 x

27

American Homes 4 Rent
Defined Terms and Non-GAAP Reconciliations (continued)
(Unaudited)
Unencumbered Core NOI Percentage

	For the Three Months Ended				For the Trailing Twelve Months Ended Dec 31, 2020
(Amounts in thousands)	Mar 31, 2020	Jun 30, 2020	Sep 30, 2020	Dec 31, 2020
Unencumbered Core NOI	$103,127	$98,299	$107,656	$112,997	$422,079
Core NOI	157,008	148,434	160,229	168,429	634,100
Unencumbered Core NOI Percentage					66.6%

EBITDA / EBITDAre / Adjusted EBITDAre / Fully Adjusted EBITDAre / Adjusted EBITDAre Margin / Fully Adjusted EBITDAre Margin
EBITDA is defined as earnings before interest, taxes, depreciation and amortization. EBITDA is a non-GAAP financial measure and is used by us and others as a supplemental measure of performance. EBITDAre is a supplemental non-GAAP financial measure, which we calculate in accordance with the definition approved by the National Association of Real Estate Investment Trusts (“NAREIT”) by adjusting EBITDA for the net gain or loss on sales / impairment of single-family properties and other and adjusting for unconsolidated partnerships and joint ventures on the same basis. Adjusted EBITDAre is a supplemental non-GAAP financial measure calculated by adjusting EBITDAre for (1) acquisition and other transaction costs incurred with business combinations and the acquisition or disposition of properties as well as nonrecurring items unrelated to ongoing operations, (2) noncash share-based compensation expense, (3) hurricane-related charges, net, which result in material charges to the impacted single-family properties, and (4) gain or loss on early extinguishment of debt. Fully Adjusted EBITDAre (formerly known as Adjusted EBITDAre after Capex and Leasing Costs) is a supplemental non-GAAP financial measure calculated by adjusting Adjusted EBITDAre for (1) Recurring Capital Expenditures and (2) leasing costs. Adjusted EBITDAre Margin is a supplemental non-GAAP financial measure calculated as Adjusted EBITDAre divided by total revenues, net of tenant charge-backs and adjusted for unconsolidated joint ventures. Fully Adjusted EBITDAre Margin is a supplemental non-GAAP financial measure calculated as Fully Adjusted EBITDAre divided by total revenues, net of tenant charge-backs and adjusted for unconsolidated joint ventures. We believe these metrics provide useful information to investors because they exclude the impact of various income and expense items that are not indicative of operating performance.

28

American Homes 4 Rent
Defined Terms and Non-GAAP Reconciliations (continued)
(Unaudited)
The following is a reconciliation of net income, as determined in accordance with GAAP, to EBITDA, EBITDAre, Adjusted EBITDAre, Fully Adjusted EBITDAre, Adjusted EBITDAre Margin and Fully Adjusted EBITDAre Margin for the three months and years ended December 31, 2020 and 2019 (amounts in thousands):

	For the Three Months Ended Dec 31,		For the Years Ended Dec 31,
	2020	2019	2020	2019
Net income	$45,342	$41,464	$154,829	$156,260
Interest expense	28,498	31,163	117,038	127,114
Depreciation and amortization	88,500	83,219	343,153	329,293
EBITDA	$162,340	$155,846	$615,020	$612,667

Net (gain) on sale / impairment of single-family properties and other	(10,206)	(10,398)	(38,107)	(40,210)
Adjustments for unconsolidated joint ventures	333	821	1,352	1,797
EBITDAre	$152,467	$146,269	$578,265	$574,254

Noncash share-based compensation - general and administrative	1,832	946	6,573	3,466
Noncash share-based compensation - property management	418	353	1,745	1,342
Acquisition, other transaction costs and other (1)	3,579	769	12,223	3,224
Loss on early extinguishment of debt	—	—	—	659
Adjusted EBITDAre	$158,296	$148,337	$598,806	$582,945

Recurring Capital Expenditures	(9,756)	(9,332)	(46,048)	(39,997)
Leasing costs	(1,011)	(851)	(4,070)	(4,095)
Fully Adjusted EBITDAre	$147,529	$138,154	$548,688	$538,853

Total revenues	$299,335	$284,010	$1,182,836	$1,143,378
Less: tenant charge-backs	(35,430)	(36,290)	(160,807)	(159,851)
Adjustments for unconsolidated joint ventures	333	821	1,352	1,797
Total revenues, net of tenant charge-backs and adjustments for unconsolidated joint ventures	$264,238	$248,541	$1,023,381	$985,324

Adjusted EBITDAre Margin	59.9%	59.7%	58.5%	59.2%

Fully Adjusted EBITDAre Margin	55.8%	55.6%	53.6%	54.7%
(1)Included in acquisition, other transaction costs and other is a net $2.9 million nonrecurring expense related to a legal matter involving a former employee during the year ended December 31, 2020.

29

American Homes 4 Rent
Defined Terms and Non-GAAP Reconciliations (continued)
(Unaudited)
The following is a reconciliation of net income, as determined in accordance with GAAP, to EBITDA, EBITDAre and Adjusted EBITDAre for the following trailing twelve-month periods (amounts in thousands):

	For the Trailing Twelve Months Ended
	Dec 31, 2020	Sep 30, 2020	Jun 30, 2020	Mar 31, 2020	Dec 31, 2019
Net income	$154,829	$150,951	$152,199	$160,696	$156,260
Interest expense	117,038	119,703	121,901	124,914	127,114
Depreciation and amortization	343,153	337,872	332,949	330,953	329,293
EBITDA	$615,020	$608,526	$607,049	$616,563	$612,667

Net (gain) on sale / impairment of single-family properties and other	(38,107)	(38,299)	(38,176)	(40,679)	(40,210)
Adjustments for unconsolidated joint ventures	1,352	1,840	1,122	1,481	1,797
EBITDAre	$578,265	$572,067	$569,995	$577,365	$574,254

Noncash share-based compensation - general and administrative	6,573	5,687	4,902	4,176	3,466
Noncash share-based compensation - property management	1,745	1,680	1,583	1,488	1,342
Acquisition, other transaction costs and other (1)	12,223	9,413	5,523	4,537	3,224
Loss on early extinguishment of debt	—	—	—	659	659
Adjusted EBITDAre	$598,806	$588,847	$582,003	$588,225	$582,945
(1)Included in acquisition, other transaction costs and other is a net $2.9 million nonrecurring expense related to a legal matter involving a former employee during the three months ended September 30, 2020.
Estimated Total Investment Cost
Represents the sum of purchase price, closing costs and if applicable, estimated initial renovation costs for homes purchased through traditional broker and trustee channels.

FFO / Core FFO / Adjusted FFO attributable to common share and unit holders
FFO attributable to common share and unit holders is a non-GAAP financial measure that we calculate in accordance with the definition approved by NAREIT, which defines FFO as net income or loss calculated in accordance with GAAP, excluding gains and losses from sales or impairment of real estate, plus real estate-related depreciation and amortization (excluding amortization of deferred financing costs and depreciation of non-real estate assets), and after adjustments for unconsolidated partnerships and joint ventures to reflect FFO on the same basis.

Core FFO attributable to common share and unit holders is a non-GAAP financial measure that we use as a supplemental measure of our performance. We compute this metric by adjusting FFO attributable to common share and unit holders for (1) acquisition and other transaction costs incurred with business combinations and the acquisition or disposition of properties as well as nonrecurring items unrelated to ongoing operations, (2) noncash share-based compensation expense, (3) hurricane-related charges, net, which result in material charges to the impacted single-family properties, and (4) gain or loss on early extinguishment of debt.

Adjusted FFO attributable to common share and unit holders is a non-GAAP financial measure that we use as a supplemental measure of our performance. We compute this metric by adjusting Core FFO attributable to common share and unit holders for (1) Recurring Capital Expenditures that are necessary to help preserve the value and maintain functionality of our properties and (2) capitalized leasing costs incurred during the period. As a portion of our homes are recently developed, acquired and/or renovated, we estimate Recurring Capital Expenditures for our entire portfolio by multiplying (a) current period actual Recurring Capital Expenditures per Same-Home Property by (b) our total number of properties, excluding newly acquired non-stabilized properties and properties classified as held for sale.

30

American Homes 4 Rent
Defined Terms and Non-GAAP Reconciliations (continued)
(Unaudited)
We present FFO attributable to common share and unit holders, as well as on a per FFO share and unit basis, because we consider this metric to be an important measure of the performance of real estate companies, as do many investors and analysts in evaluating the Company. We believe that FFO attributable to common share and unit holders provides useful information to investors because this metric excludes depreciation, which is included in computing net income and assumes the value of real estate diminishes predictably over time. We believe that real estate values fluctuate due to market conditions and in response to inflation. We also believe that Core FFO and Adjusted FFO attributable to common share and unit holders, as well as on a per FFO share and unit basis, provide useful information to investors because they allow investors to compare our operating performance to prior reporting periods without the effect of certain items that, by nature, are not comparable from period to period.

FFO, Core FFO and Adjusted FFO attributable to common share and unit holders are not a substitute for net income or net cash provided by operating activities, each as determined in accordance with GAAP, as a measure of our operating performance, liquidity or ability to pay dividends. These metrics also are not necessarily indicative of cash available to fund future cash needs. Because other REITs may not compute these measures in the same manner, they may not be comparable among REITs.

Refer to Funds from Operations for a reconciliation of these metrics to net income attributable to common shareholders, determined in accordance with GAAP.

FFO Shares and Units
Includes weighted-average common shares and operating partnership units outstanding, as well as potentially dilutive securities.

Occupied Property
A property is classified as occupied upon commencement (i.e., start date) of a lease agreement, which can occur contemporaneously with or subsequent to execution (i.e., signature).

31

American Homes 4 Rent
Defined Terms and Non-GAAP Reconciliations (continued)
(Unaudited)
Platform Efficiency Percentage
Management costs, including (1) property management expenses, net of tenant charge-backs and excluding noncash share-based compensation expense, (2) general and administrative expense, excluding noncash share-based compensation expense and (3) leasing costs, as a percentage of total revenues, net of tenant charge-backs and other revenues.

	For the Three Months Ended Dec 31,		For the Years Ended Dec 31,
(Amounts in thousands)	2020	2019	2020	2019
Property management expenses	$22,380	$21,822	$89,892	$86,908
Less: tenant charge-backs	(524)	(1,397)	(3,162)	(5,364)
Less: noncash share-based compensation - property management	(418)	(353)	(1,745)	(1,342)
Property management expenses, net	21,438	20,072	84,985	80,202

General and administrative expense	13,188	12,178	48,517	43,206
Less: noncash share-based compensation - general and administrative	(1,832)	(946)	(6,573)	(3,466)
General and administrative expense, net	11,356	11,232	41,944	39,740

Leasing costs	1,011	851	4,070	4,095

Platform costs	$33,805	$32,155	$130,999	$124,037

Total revenues	$299,335	$284,010	$1,182,836	$1,143,378
Less: tenant charge-backs	(35,430)	(36,290)	(160,807)	(159,851)
Less: other revenues	(2,784)	(2,545)	(10,322)	(11,241)
Total portfolio rents and fees	$261,121	$245,175	$1,011,707	$972,286

Platform Efficiency Percentage	12.9%	13.1%	12.9%	12.8%

Property Enhancing Capex
Includes elective capital expenditures to enhance the operating profile of a property, such as investments to increase future revenues or reduce maintenance expenditures.

Recurring Capital Expenditures
For our Same-Home portfolio, Recurring Capital Expenditures includes replacement costs and other capital expenditures recorded during the period that are necessary to help preserve the value and maintain functionality of our properties. For our total portfolio, we calculate Recurring Capital Expenditures by multiplying (a) current period actual Recurring Capital Expenditures per Same-Home property by (b) our total number of properties, excluding newly acquired non-stabilized properties and properties classified as held for sale.

32

American Homes 4 Rent
Defined Terms and Non-GAAP Reconciliations (continued)
(Unaudited)

Retained Cash Flow
Retained Cash Flow is a non-GAAP financial measure that we believe is helpful as a supplemental measure in assessing the Company’s liquidity. This metric is computed by reducing Adjusted FFO attributable to common share and unit holders by common distributions.

Refer to Funds from Operations for a reconciliation of Adjusted FFO attributable to common share and unit holders to net income attributable to common shareholders, determined in accordance with GAAP. The following is a reconciliation of Adjusted FFO attributable to common share and unit holders to Retained Cash Flow (amounts in thousands):

For the Three Months Ended Dec 31, 2020
Adjusted FFO attributable to common share and unit holders	$102,785
Common distributions	(18,493)
Retained Cash Flow	$84,292

Same-Home Property
A property is classified as Same-Home if it has been stabilized longer than 90 days prior to the beginning of the earliest period presented under comparison. A property is removed from Same-Home if it has been classified as held for sale or has been taken out of service as a result of a casualty loss.

Stabilized Property
A property acquired individually (i.e., not through a bulk purchase) is classified as stabilized once it has been renovated by the Company or newly constructed and then initially leased or available for rent for a period greater than 90 days. Properties acquired through a bulk purchase are first considered non-stabilized, as an entire group, until (1) we have owned them for an adequate period of time to allow for complete on-boarding to our operating platform, and (2) a substantial portion of the properties have experienced tenant turnover at least once under our ownership, providing the opportunity for renovations and improvements to meet our property standards. After such time has passed, properties acquired through a bulk purchase are then evaluated on an individual property basis under our standard stabilization criteria.

Total Debt
Includes principal balances on asset-backed securitizations, unsecured senior notes and borrowings outstanding under our revolving credit facility as of period end, and excludes unamortized discounts, the value of exchangeable senior notes classified within equity and unamortized deferred financing costs.

Total Market Capitalization
Includes the market value of all outstanding common shares and operating partnership units (based on the NYSE AMH Class A common share closing price as of period end), the current liquidation value of preferred shares as of period end and Total Debt.

Turnover Rate
The number of tenant move-outs during the period divided by the total number of properties.

33

American Homes 4 Rent

Defined Terms and Non-GAAP Reconciliations (continued)
(Unaudited)

Unsecured Senior Notes Covenant Ratios and Unsecured Credit Facility Covenant Ratios
Debt covenant compliance ratios for the unsecured senior notes show the Company’s compliance with selected covenants on the 2028 Unsecured Senior Notes provided in the Indenture dated as of February 7, 2018, as supplemented by the First Supplemental Indenture dated as of February 7, 2018, which have been filed as exhibits to the Company’s SEC reports, and the 2029 Unsecured Senior Notes provided in the Indenture dated as of February 7, 2018, as supplemented by the Second Supplemental Indenture dated as of January 23, 2019, which have been filed as exhibits to the Company’s SEC reports. The ratios for the Unsecured Credit Facility covenants show the Company’s compliance with selected covenants provided in the Credit Agreement dated as of August 17, 2016, as amended by Amendment No. 1 to Credit Agreement dated as of June 30, 2017, which have been filed as exhibits to the Company’s SEC reports.

The debt covenant compliance ratios are provided only to show the Company’s compliance with certain covenants contained in the Indenture governing its unsecured debt securities and in the Credit Agreement, as of the date reported. These ratios should not be used for any other purpose, including without limitation to evaluate the Company’s financial condition or results of operations, nor do they indicate the Company’s covenant compliance as of any other date or for any other period. The capitalized terms in the disclosure are defined in the Indenture or the Credit Agreement, and may differ materially from similar terms used elsewhere in this document and used by other companies that present information about their covenant compliance. For risks related to failure to comply with these covenants, see “Risk Factors – Risks Related to Our Business” and other risks discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 and in the Company’s subsequent filings with the SEC.

34

Executive Management

David P. Singelyn	Jack Corrigan
Chief Executive Officer	Chief Investment Officer

Bryan Smith	Christopher C. Lau
Chief Operating Officer	Chief Financial Officer

Sara H. Vogt-Lowell
Chief Legal Officer

Corporate Information	Investor Relations

American Homes 4 Rent	(855) 794-AH4R (2447)
23975 Park Sorrento, Suite 300	investors@ah4r.com
Calabasas, CA 91302
(805) 413-5300
www.americanhomes4rent.com

WA
OR
ID
NV
CA
UT
CO
AZ
NM
OK
TX
WI
IL
IN
OH
KY
TN
NC
SC
MS
GA
FL
Corporate & Property Management Headquarters
Property Management Offices
AMH State Presence

Analyst Coverage (1)

B. Riley Securities	Berenberg Capital Markets	BofA Global Research	BTIG
Craig Kucera	Keegan Carl	Jeff Spector	Ryan Gilbert
craigkucera@brileyfin.com	keegan.carl@berenberg-us.com	jeff.spector@bofa.com	rgilbert@btig.com

Citi	Credit Suisse	Evercore ISI	Goldman Sachs & Co.
Nicholas Joseph	Sam Choe	Steve Sakwa	Richard Skidmore
nicholas.joseph@citi.com	samuel.choe@credit-suisse.com	steve.sakwa@evercoreisi.com	richard.skidmore@gs.com

Green Street Advisors	Janney Montgomery Scott	JMP Securities	J.P. Morgan Securities
John Pawlowski	Tyler Batory	Aaron Hecht	Anthony Paolone
jpawlowski@greenst.com	tbatory@janney.com	ahecht@jmpsecurities.com	anthony.paolone@jpmorgan.com

Keefe, Bruyette & Woods, Inc.	Mizuho Securities USA Inc.	Morgan Stanley	Raymond James & Associates, Inc.
Jade Rahmani	Haendel St. Juste	Richard Hill	Buck Horne
jrahmani@kbw.com	haendel.st.juste@mizuho-sc.com	richard.hill1@morganstanley.com	buck.horne@raymondjames.com

Wells Fargo Securities	Zelman & Associates
Todd Stender	Alexander Kalmus
todd.stender@wellsfargo.com	alex@zelmanassociates.com
(1)The sell-side analysts listed above follow American Homes 4 Rent (“AMH”). Any opinions, estimates or forecasts regarding AMH’s performance made by these analysts are theirs alone and do not represent the opinions, forecasts or predictions of AMH or its management. AMH does not by its reference above or distribution imply its endorsement of or concurrence with such information, conclusions, or recommendations. The above list may not be complete and is subject to change as firms add or discontinue coverage.